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                                     [LETTERHEAD]





Securities and Exchange Commission
Washington D.C. 20549


We were previously the independent accountants for PC Quote, Inc., and on March 7, 1997, we reported on the financial statements of PC Quote, Inc. as of and for the two years ended December 31, 1996. On July 9, 1997, we declined to stand for reelection as independent accountants of PC Quote, Inc.

We have read PC Quote, Inc.'s statements included under Item 4 of its Form 8-K dated July 16, 1997, and we agree with such statements.



                                            /s/McGladrey & Pullen, LLP


                                            MCGLADREY & PULLEN, LLP



July 16, 1997
Schaumburg, Illinois